CONSENT OF DORSEY & WHITNEY LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-7247) and related Prospectus of Curative Health Services, Inc. dated July 2, 1996 filed with the Securities and Exchange Commission.



                                         /s/ Dorsey & Whitney LLP


Minneapolis, Minnesota
July 2, 1996